UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of Report:

                                December 9, 2008

                          ASPEN EXPLORATION CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                       0-9494                84-0811316
     --------                       ------                ----------
     State of                       Commission File       IRS Employer
     Incorporation                  Number                Identification No.


              2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
              ----------------------------------------------------
                     Address of principal executive offices

                                  303-639-9860
                                  ------------
                           Telephone number, including
                                    Area code

                                 Not applicable
                                 --------------
           Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.02 - Departure of Directors or Certain Executive Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 9, 2008 the Board of Directors of Aspen Exploration Corporation ("Aspen" or the "Company") unanimously appointed Douglas P. Imperato to serve as a Company director. There is no arrangement or understanding pursuant to which Mr. Imperato was appointed to our Board of Directors. Although he has previously been granted Company stock options, Mr. Imperato was not granted stock options or any other form of remuneration upon his appointment. However, in the future we may determine it is appropriate to grant Mr. Imperato stock options in consideration for his service as a director. Consistent with the Company's current practice for its other non-employee director, Mr. Imperato will be paid for attending Board meetings and will also be reimbursed for any expenses that he incurs in performing his duties as a director.

     Mr. Imperato is a self-employed geologist in the oil and gas exploration industry and has served as a Company consultant on an on-going basis. In the past we have paid Mr. Imperato consulting fees for services provided to the Company, and have paid such fees during our current fiscal year. However, to date the consulting fees we have paid to Mr. Imperato have been significantly less than $120,000 in each of our previous fiscal years, and we do not expect the consulting fees that we have, and will, pay to Mr. Imperato in our current fiscal year to equal $120,000 or greater.

     Mr. Imperato has working and royalty interests in certain of the California oil and gas properties operated by the Company. During the Company's fiscal year ended June 30, 2008 Mr. Imperato was paid $166,202 in royalties and significantly less than $120,000 in profits from his working interests.

     Mr. Imperato has previously entered into an agreement with Brian Wolf Oil & Gas Properties ("Wolf"), who was engaged by the Company to assemble and operate the Company data room. Mr. Wolf has agreed to share with Mr. Imperato a portion of any commission or fees paid to Wolf by the Company for assembling and operating the data room, and marketing the Company's California assets. However, the Company's obligation to compensate Wolf is contingent upon the sale of the Company's California assets, and because no such sale has been consummated, the amount of any compensation to be paid to Wolf is currently indeterminable. Mr. Imperato disclosed this compensation arrangement to the Company prior to his appointment to the Board of Directors.

Item 8.01 Other Events.

     As previously disclosed, on November 21, 2008 the Company closed the data room where parties interested in purchasing Company assets or exploring a business combination with the Company could review certain information regarding the Company. After the closing of the data room the Company received several submissions of interest regarding the potential purchase of substantially all of the Company's California oil and gas properties and interests. The Company is continuing to negotiate with one of the offerors to define a transaction that Aspen will consider submitting to its shareholders for approval. The Company cannot offer any assurance that we will be able to define an appropriate transaction, that either we or the purchaser will meet the conditions necessary to complete the transaction (if one is agreed upon), or that Aspen's shareholders will approve any transaction submitted to them. Further announcements will be made as appropriate.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of December 2008.

                                        Aspen Exploration Corporation


                                        By: /s/ R.V. Bailey
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                                            R.V. Bailey, Chief Executive Officer